Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spartan Motors Retirement Plan
Charlotte, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111888) of our report dated July 9, 2007, relating to the financial statements and supplemental schedule of Spartan Motors Retirement Plan appearing in this Form 11-K for the year ended December 31, 2006.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
July 12, 2007